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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): January 7, 2002

                            LITTLE SWITZERLAND, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                  0-19369                  66-0476514
         --------                  --------                 ----------
     (State or Other       (Commission File Number)      (I.R.S. Employer
     Jurisdiction of                                    Identification No.)
      Incorporation)


                   161-B Crown Bay, St. Thomas, U.S.V.I. 00802
                   -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (340) 776-2010



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ITEM 5. OTHER EVENTS.

      On January 7, 2002, the U.S. District Court for the District of Delaware entered an order of final judgment and dismissal in connection with the settlement of the class action complaint (Civil Action No. 99-176), filed on March 22, 1999, against, among others, the Registrant and certain of its former officers and directors. During the course of the litigation the plaintiffs alleged, among other things, that the defendants violated federal securities laws by failing to disclose that the financing commitment for a proposed acquisition of the Registrant expired before the Registrant's stockholders were scheduled to vote to approve the acquisition at a special meeting of stockholders.

      The District Court's order confirms that the settlement of the class action is not to be construed as an admission of any liability or wrongdoing whatsoever by the Registrant and the other defendants in the class action and that the settlement is to be administered by the plaintiffs' counsel in accordance with the Stipulation and Agreement of Compromise, Settlement and Release (the "Stipulation"), executed by the representatives of the parties to the litigation in October 2001. The Registrant will have no responsibility for the administration of the settlement.

      In connection with the settlement, prior to May 25, 2001, the Registrant caused $1,050,000 to be deposited into an escrow account. As previously reported, this settlement amount was paid from the proceeds of the Registrant's existing insurance coverage. The settlement amount will be distributed to the members of the class for the class action, after the deduction of the plaintiffs' attorneys' fees and other expenses, in accordance with the Stipulation and the District Court's Order and Final Judgment.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits.

      Exhibit 99.1 Press Release, issued on or about January 18, 2002.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LITTLE SWITZERLAND, INC.


                                     By: /s/ Patrick J. Hopper
                                        ----------------------
                                        Patrick J. Hopper
                                        Chief Financial Officer, Executive Vice
                                        President and Treasurer

Date:  January 17, 2002